UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549


                                FORM 8-K

                             CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 6, 2001

                             BuckTV.com, Inc.
                (Exact name of Registrant as specified in charter)


        Nevada                        0-25909           86-0931332
(State or other jurisdiction        (Commission       (I.R.S. Employer
     of incorporation)              File Number)       Identification)


5085 Lift Drive, Suite 201, Colorado Springs, CO        80919
 (Address of principal executive offices)            (Zip Code)


Registrant's telephone number, including area code:      (800) 410-2225

ITEM 1. CHANGES IN CONTROL

      On March 9, 2001, at a special meeting of the stockholders, Bry Behrmann and Larry Hunter were elected to the Board of Directors. On March 9, 2001, the Board met and elected Larry E Hunter as President and Bry Behrmann as Secretary and Treasurer of the Company.


ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

     The registrant has engaged James E. Slayton, CPA as its principal accountant to replace its former principal accountant, Barry Friedman, CPA, due to the recent death of Mr. Friedman. The decision to change accountants was approved by the Audit Committee of the registrant. Neither of the reports of the former principal accountants on the financial statements for the period ending September 30, 2000 contained an adverse opinion or disclaimer of opinion, nor was either qualified or modified as to uncertainty, audit scope, or accounting principles. During the audited period ending December 31, 1999 and the subsequent interim period through March 6, 2001, there were no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the former accountant, would have caused him to make reference to the subject matter of the disagreements in connection with his report. During the audited period ending December 31, 1999 and the subject interim period, the registrant has not consulted James E. Slayton, CPA regarding any matter requiring disclosure under Regulation S-K, Item 304(a)(2).


SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:   March 6, 2001


                              BUCKTV.COM, INC.


                              By: /s/
                              --------------------------------
                              Buck Hunter, President